Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2012 Financial Results

BEDFORD, Mass., April 24, 2012 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the first quarter ended March 31, 2012.

•	Revenue for the first quarter of 2012 was $97.8 million, compared with $106.3 million for the same quarter one year ago.

•	Net income in the first quarter of 2012 was $0.7 million, compared with $7.5 million in the first quarter of 2011.

•	Quarterly earnings per share were $0.02, compared with $0.27 in the first quarter last year.

•	Adjusted EBITDA for the first quarter of 2012 was $6.1 million, compared with $15.2 million in the first quarter of 2011.

“We kicked off 2012 with a better than anticipated quarter, and therefore we are reaffirming our full-year fiscal 2012 financial expectations. The results and outlook for our Home Robot business are excellent while the near-term visibility in our Defense & Security business continues to be limited,” said Colin Angle, chairman and chief executive officer of iRobot.

“The improvement in domestic sales, expanded distribution of new products and further penetration into long-term international markets will drive growth in the Home Robot business. Orders for FirstLook and SUGV robots from the U.S. military and sales to foreign countries will support our Defense & Security business in the second half of 2012.”

Business Highlights

•

Strong growth in both domestic and international markets fueled a 20 percent year-over-year Q1 increase in Home Robot revenue. For the full year, we have increased our expectations for the Home Robot business and now expect revenue in this business unit to comprise 75 percent of total company revenue.

•

Defense & Security Q1 results were below our expectations. We continue to experience funding delays that will impact Q2 revenue as well. We have reflected that impact in our lower full-year expectations for this business unit.

•

In mid-April, we launched one of the largest domestic marketing campaigns in our history. The multifaceted media blitz, based on the concept “iRobot, Do You?”, includes an extensive integrated presence on television, online and print publications.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Financial Expectations

Management provides the following expectations with respect to the second quarter ending June 30, 2012 and full year ending December 29, 2012.

Q2 2012:
Revenue	$102 - $112 million
Earnings Per Share	$0.05 - $0.13
Adjusted EBITDA	$7 - $10 million

Fiscal Year 2012:
Revenue	$465 - $485 million
Earnings Per Share	$0.75 - $0.95
Adjusted EBITDA	$56 - $63 million

Full-Year 2012 Business Unit Revenue
Home Robots	$345 - $355 million
Defense & Security Robots	$120 - $130 million

First-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its results for the first fiscal quarter 2012, business outlook, and outlook for 2012 financial performance. Pertinent details include:

Date:	Wednesday, April 25, 2012
Time:	8:30 a.m. ET
Call-In Number:	847-413-3362
Passcode:	32231617

A live, audio broadcast of the conference call will also be available at

http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 2, and can be accessed by dialing 630-652-3042, passcode 32231617#.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its defense & security robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, demand for our robots, and operating performance, anticipated mix of revenue for the year ending December 29, 2012 and the second quarter ending June 30, 2012, and anticipated revenue, earnings per share and Adjusted EBITDA for the year ending December 29, 2012 and the second quarter ending June 30, 2012. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA are provided in the financial tables at the end of this press release.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Income

(in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2012	April 2, 2011
Revenue
Product revenue	$91,742	$96,711
Contract revenue	6,065	9,566

Total	97,807	106,277

Cost of Revenue
Product revenue	58,275	56,190
Contract revenue	5,519	6,633

Total	63,794	62,823

Gross Margin	34,013	43,454

Operating Expense
Research & development	8,724	8,729
Selling & marketing	13,570	12,981
General & administrative	11,042	10,600

Total	33,336	32,310

Operating income	677	11,144

Other income (expense), net	220	238

Pre-tax income	897	11,382
Income tax expense	244	3,905

Net income	$653	$7,477

Net income per common share:
Basic	$0.02	$0.29
Diluted	$0.02	$0.27

Shares used in per common share calculations:
Basic	27,352	26,089
Diluted	28,283	27,485

Stock-based compensation included in above figures:
Cost of product revenue	$291	$250
Cost of contract revenue	118	95
Research & development	259	81
Selling & marketing	237	181
General & administrative	1,608	1,172

Total	$2,513	$1,779

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Condensed Consolidated Balance Sheet

(unaudited, in thousands)

	March 31, 2012	December 31, 2011

Assets

Cash and equivalents	$166,798	$166,308
Short term investments	15,277	17,811
Accounts receivable, net	29,907	43,338
Unbilled revenues	1,240	2,362
Inventory	31,681	31,089
Deferred tax assets	16,222	15,344
Other current assets	5,078	7,928

Total current assets	266,203	284,180
Property, plant and equipment, net	28,209	29,029
Deferred tax assets	12,640	6,127
Other assets	18,784	12,877

Total assets	$325,836	$332,213

Liabilities and stockholders’ equity

Accounts payable	$44,302	$48,406
Accrued expenses	19,108	17,188
Accrued compensation	7,730	17,879
Deferred revenue and customer advances	2,422	1,527

Total current liabilities	73,562	85,000

Long term liabilities	4,189	4,255

Stockholders’ equity	248,085	242,958

Total liabilities and stockholders’ equity	$325,836	$332,213

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Cash Flows

(unaudited, in thousands)

	For the three months ended
	March 31, 2012	April 2, 2011
Cash flows from operating activities:
Net income	$653	$7,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,602	2,183
Loss on disposal of property and equipment	69	470
Stock-based compensation	2,513	1,779
Deferred income taxes, net	(6,694)	2,442
Tax benefit of excess stock based compensation deductions	(705)	(2,442)
Non-cash director deferred compensation	22	38
Changes in operating assets and liabilities — (use) source
Accounts receivable	13,431	6,447
Unbilled revenue	1,122	(3,922)
Inventory	(592)	(7,911)
Other assets	2,832	(1,929)
Accounts payable	(4,104)	5,555
Accrued expenses	2,003	(915)
Accrued compensation	(10,149)	(9,678)
Deferred revenue	895	114
Change in long term liabilities	(66)	389

Net cash provided by operating activities	3,832	97

Cash flows from investing activities:
Purchase of property and equipment	(1,643)	(4,554)
Change in other assets	(6,000)	—
Purchases of investments	—	(5,000)
Sales of investments	2,500	2,500

Net cash used in investing activities	(5,143)	(7,054)

Cash flows from financing activities:
Proceeds from stock option exercises	1,323	4,584
Income tax withholding payment associated with restricted stock vesting	(227)	(453)
Tax benefit of excess stock based compensation deductions	705	2,442

Net cash provided by financing activities	1,801	6,573

Net increase (decrease) in cash and cash equivalents	490	(384)
Cash and cash equivalents, at beginning of period	166,308	108,383

Cash and cash equivalents, at end of period	$166,798	$107,999

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Information

(unaudited)

	For the three months ended
	March 31, 2012	April 2, 2011

Revenue: *

Home Robots	$81,583	$67,882

Domestic	$21,815	$18,058
International	$59,768	$49,824

Defense & Security	$16,224	$38,395

Domestic	$12,177	$30,202
International	$4,047	$8,193

Product	$10,159	$28,829
Contract	$6,065	$9,566

Product Life Cycle	$4,890	$12,702

Gross Margin Percent:
Home Robots	45.3%	45.5%
Defense & Security	-18.1%	32.7%
Total Company	34.8%	40.9%

Units shipped:
Home Robots *	392	349
Defense & Security	138	114

Average gross selling prices for robot units:
Home Robots	$214	$193
Defense & Security *	$38	$141

Defense & Security Funded Product Backlog *	$6,000	$8,302

Days sales outstanding	29	31

Days in inventory	50	55

Headcount	620	692

*	in thousands

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the three months ended
	March 31, 2012	April 2, 2011

Net income	$653	$7,477

Interest income, net	(262)	(210)
Income tax expense	244	3,905
Depreciation	2,394	2,058
Amortization	208	125

EBITDA	3,237	13,355

Stock-based compensation expense	2,513	1,779
Merger and acquisition expense	12	—
Net intellectual property litigation expense	37	94
Restructuring expense	278	—

Adjusted EBITDA	$6,077	$15,228

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com